AMERICA'S UTILITY FUND, INC.

                             DISTRIBUTION AGREEMENT


         This Distribution Agreement is entered into as of ________, 1998 by and between AMERICA'S UTILITY FUND, INC. (the "Fund") and BISYS FUND SERVICES LIMITED PARTNERSHIP ("BISYS").

         WHEREAS, the Fund and BISYS are desirous of entering into an agreement providing for the distribution by BISYS of shares of beneficial interest ("shares") of the Fund;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Fund hereby appoints BISYS as a distributor of shares of the Fund, and BISYS hereby accepts such appointment, all as set forth below:

         1. Reservation of Right Not to Sell. The Fund reserves the right to refuse at any time or times to sell any of its shares hereunder for any reason.

         2. Payments to BISYS. In connection with the distribution of shares of the Fund, BISYS will be entitled to receive: (a) payments pursuant to any Distribution Plan from time to time in effect in respect of the Fund or any particular class of shares of the Fund, as determined by the Board of Directors of the Fund, (b) any contingent deferred sales charges applicable to the redemption of shares of the Fund or of any particular class of shares of the Fund, determined in the manner set forth in the then current Prospectus and Statement of Additional Information of the Fund, and (c) subject to the provisions of Section 3 below, any front-end sales charges applicable to the sale of shares of the Fund or of any particular class of shares of the Fund, less any applicable dealer discount.

         3. Services to be provided by BISYS; Sales of Shares to BISYS and Sales by BISYS. BISYS will provide general sales and distribution services in respect of the shares of the Fund, including without limitation reviewing advertising and sales literature and filing such advertising and sales literature with appropriate regulatory authorities, monitoring the Fund's continuing compliance with all applicable state securities and Blue Sky laws, preparing reports to the officers and Directors of the Fund in respect of the distribution of the Fund's shares, performing internal audit examinations related to the distribution function (the scope and timing of such examinations to be as determined from time to time by the officers of the Fund and BISYS), and providing such other services as are customarily provided by the principal underwriter and distributor for an open-end investment company, subject in each case to such instructions or guidelines as may be specified by the Directors or officers of the Fund from time to time.


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         BISYS will have the right, as principal, to purchase shares from the
Fund at their net asset value and to sell such shares to investment dealers or the public against orders therefor (a) at the public offering price (calculated as described below) less a discount determined by BISYS, which discount shall not exceed the amount of the maximum sales charge permitted under applicable law, or (b) at net asset value, in each case as provided in the current Prospectus and Statement of Additional Information relating to such shares. Upon receipt of an order in proper form (in accordance with the then current prospectus) to purchase shares from an investment dealer with whom BISYS has a sales contract, BISYS will promptly fill such order. The public offering price of a class of shares of the Fund shall be the net asset value of such shares then in effect, plus any applicable front-end sales charge determined in the manner set forth in the then current Prospectus and Statement of Additional Information relating to such shares or as permitted by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The net asset value of the shares shall be determined in the manner provided in the Articles of Incorporation of the Fund as then amended and when determined shall be applicable to transactions as provided for in the then current Prospectus and Statement of Additional Information relating to such shares.

         BISYS will also have the right, as principal, to sell shares otherwise subject to a front-end sales charge or a contingent deferred sales charge not subject to such a sales charge to such persons as may be approved by the Board of Directors of the Fund, all such sales to comply with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         Upon receipt of registration instructions in proper form and payment for shares, BISYS will transmit such instructions to the Fund or its agent for registration of the shares purchased.

         On every sale the Fund shall receive the applicable net asset value of the shares. The net asset value of the shares of any class shall be determined in the manner provided in the Articles of Incorporation of the Fund as then amended and when determined shall be applicable to transactions as provided for in the then current Prospectus and Statement of Additional Information relating to such shares.

         4. Sales of Shares by the Fund. The Fund reserves the right to issue shares at any time directly to its shareholders as a stock dividend or stock split and to sell shares to its shareholders or to other persons at not less than net asset value.

         5. Repurchase of Shares. BISYS will act as agent for the Fund in connection with the repurchase of shares of the Fund by the Fund upon the terms and conditions set forth in a then current Prospectus and Statement of Additional Information relating to such shares.

         6. Basis of Purchases and Sales of Shares. BISYS will use its best efforts to place shares sold by it on an investment basis. BISYS does not agree to sell any specific number of

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shares. Shares will be sold by BISYS only against orders therefor. BISYS will not purchase shares from anyone other than the Fund except in accordance with
Section 5, and will not take "long" or "short" positions in shares contrary to the Articles of Incorporation of the Fund.

         7. Rules of NASD, etc. BISYS will conform to the Rules of the National Association of Securities Dealers, Inc. and applicable securities laws of any jurisdiction in which it sells, directly or indirectly, any shares. BISYS also agrees to furnish to the Fund sufficient copies of any agreements or plans it intends to use in connection with any sales of shares in adequate time for the Fund to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

         8. BISYS Independent Contractor. BISYS shall be an independent contractor, and neither BISYS nor any of its officers or employees, as such, is or shall be an employee of the Fund. BISYS is responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. BISYS assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

         BISYS will maintain at its own expense insurance against public liability in such an amount as the Board of Directors of the Fund may from time to time reasonably request.

         9. Expenses. BISYS will pay all of its own expenses in performing its obligations hereunder.

         10. Indemnification. (a) The Fund agrees to indemnify, defend, and hold harmless BISYS, its several partners and employees, and any person who controls BISYS within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), from and against any and all losses, claims, demands, liabilities, and reasonable expenses (including the costs of investigating or defending such losses, claims, demands, or liabilities and reasonable counsel fees incurred in connection therewith) which BISYS, its partners and employees, or any such controlling person may incur or to which they or any of them may become subject under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus of the Fund for the sale of shares of the Fund or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any such registration statement or prospectus or necessary to make the statements in either thereof not misleading; provided, however, that (i) the Fund shall be under no obligation to indemnify, defend, or hold harmless BISYS, its partners or employees, or any such controlling person from or against any such losses, claims, demands, liabilities, or expenses directly or indirectly arising out of or based on any such untrue statement or alleged untrue statement or any such omission or alleged omission made in reliance upon and in conformity with information furnished to the Fund or its agents by BISYS or persons acting for it or on its behalf, (ii) the Fund shall not be liable to BISYS under this paragraph if any such

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losses, claims, demands, liabilities, or expenses result from the fact that
BISYS sold securities of the Fund to any person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the then current prospectus of the Fund relating to such securities; and (iii) the Fund shall not be liable to BISYS under this paragraph in respect of any liability of BISYS or any other person to the Fund or its shareholders by reason of the willful misconduct, bad faith, or gross negligence of BISYS or any such other person or the reckless disregard of BISYS of its obligations under this Agreement.

         (b) BISYS agrees to indemnify, defend, and hold harmless the Fund, its several Directors and employees, and any person who controls the Fund within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, demands, liabilities, and reasonable expenses (including the costs of investigating or defending such losses, claims, demands, or liabilities and reasonable counsel fees incurred in connection therewith) which the Fund, its Directors and employees, or any such controlling person may incur or to which they or any of them may become subject under the Securities Act or under common law or otherwise, (i) arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus for the sale of shares of the Fund or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any such registration statement or prospectus or necessary to make the statements in either thereof not misleading if any such untrue statement or alleged untrue statement or any such omission or alleged omission is made by the Fund in reliance upon and in conformity with information furnished to the Fund or its agents by BISYS or persons acting for it or on its behalf or (ii) arising out of or based upon any breach or alleged breach by BISYS of any provision of this Agreement or the gross negligence of BISYS or the reckless disregard by BISYS of its duties.

         11. Assignment Terminates this Agreement; Amendments of this Agreement. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment be approved either by action of the Board of Directors of the Fund or at a meeting of the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and by a majority of the Directors of the Fund who are not interested persons of the Fund or of BISYS by vote cast in person at a meeting called for the purpose of voting on such approval.

         12. Effective Period and Termination of this Agreement. This Agreement shall take effect upon the date first above written and shall remain in full force and effect continuously (unless terminated automatically as set forth in Section 11) until terminated in respect of the Fund:

                  (a) Either by the Fund or BISYS by not more than sixty (60) days nor less than ten (10) days written notice delivered or mailed by registered mail, postage prepaid, to the other party; or


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                  (b) If the continuance of this Agreement after the date two years from the date of this Agreement is not specifically approved at least annually by the Board of Directors of the Fund or the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and by a majority of the Directors of the Fund who are not interested persons of the Fund or of BISYS by vote cast in person at a meeting called for the purpose of voting on such approval.

         Action by the Fund under (a) above may be taken either (i) by vote of the Board of Directors or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund. The requirement under (b) above that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         Termination of this Agreement pursuant to this Section 12 shall be without the payment of any penalty.

         13. Certain Definitions. For purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" of the Fund means the affirmative vote, at a duly called and held meeting of shareholders of the Fund,
(a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

         For the purposes of the Agreement, the terms "interested person" and "assignment" shall have the meanings defined in the Investment Company Act of 1940, as amended, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

         IN WITNESS WHEREOF, each of AMERICA'S UTILITY FUND, INC. and BISYS FUND SERVICES LIMITED PARTNERSHIP has caused this Distribution Agreement to be signed in duplicate in its behalf, as of the day and year first above written.

                                       AMERICA'S UTILITY FUND, INC.


                                       By /s/ Paul Costello
                                          ------------------

                                       BISYS FUND SERVICES
                                                LIMITED PARTNERSHIP


                                       By
                                          ------------------



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